                                                                      Exhibit 5

                     [Letterhead of Shearman and Sterling]




                               February 7, 2000



drugstore.com, inc.
13920 Southeast Eastgate Way
Suite 300
Bellevue, Washington 98065

Ladies and Gentlemen:

     We have acted as counsel for drugstore.com, inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 32,405 shares (the "Shares") of common stock, par value $.0001 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Beauty.com, Inc. Stock Option Plan (the "Plan"), which plan was assumed by the Company in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of January 6, 2000, among the Company, DS Sub Inc., Beauty.com, Inc. and Mr. Roger Barnett.

     In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     The opinion expressed below is limited to the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law.

drugstore.com, inc.                  2                    February 7, 2000

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     /s/ Shearman and Sterling
                                     --------------------------
                                         Shearman and Sterling